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EXHIBIT 99(d)


                               HECHINGER COMPANY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (in thousands except share data)

                                                                         CLASS A              CLASS B               ADDITIONAL
                                                                       COMMON STOCK        COMMON STOCK         PAID-IN CAPITAL
                                                                       ------------        ------------         ---------------
BALANCE, JAN. 29, 1994                                                    $2,881              $1,331               $236,543

Restricted stock awards earned                                                 -                   -                      -
Performance stock awards earned and issued                                     5                   -                    577
Exercise of stock options including income tax benefit (92,670
     Class A common shares were issued from the treasury)                     15                   -                  1,037
Conversions from Class B to Class A common stock                             179                (179)                     -
Conversion of 5 1/2% Convertible Subordinated Debentures into
    shares of Class A common stock)                                            -                   -                     25
Purchase of treasury stock (17,114 Class A common shares)                      -                   -                      -
Adjustment to fair value of marketable securities                              -                   -                      -
Cash dividends, Class A common stock ($.16 per share)                          -                   -                      -
Cash dividends, Class B common stock ($.06 per share)                          -                   -                      -
Net earnings                                                                   -                   -                      -
                                                                       ------------        ------------         ---------------

BALANCE, JAN. 28, 1995                                                     3,080               1,152                238,182

Restricted stock awards earned                                                 -                   -                      -
Exercise of stock options including income tax benefit                         1                   -                     73
Conversions from Class B to Class A common stock                               6                  (6)                     -
Purchase of treasury stock (17,315 Class A common shares)                      -                   -                     (7)
Adjustment to fair value of marketable securities                              -                   -                      -
Cash dividends, Class A common stock ($.12 per share)                          -                   -                      -
Cash dividends, Class B common stock ($.05 per share)                          -                   -                      -
Net earnings                                                                   -                   -                      -
                                                                       ------------        ------------         ---------------

BALANCE, OCTOBER 28, 1995 (UNAUDITED)                                     $3,087              $1,146               $238,248
                                                                       ============        ============         ===============

                                                                     RETAINED        UNEARNED          TREASURY
                                                                     EARNINGS       COMPENSATION        STOCK        TOTAL
                                                                   ------------     ------------       --------     -------
BALANCE, JAN. 29, 1994                                               $256,836           $ (2,201)       $(1,523)    $493,867

Restricted stock awards earned                                              -                648              -          648
Performance stock awards earned and issued                                  -                  -              -          582
Exercise of stock options including income tax benefit (92,670
     Class A common shares were issued from the treasury)                   -                  -          1,260        2,312
Conversions from Class B to Class A common stock                            -                  -              -            -
Conversion of 5 1/2% Convertible Subordinated Debentures into
    shares of Class A common stock)                                         -                  -              -           25
Purchase of treasury stock (17,114 Class A common shares)                   -                  -           (244)        (244)
Adjustment to fair value of marketable securities                        (371)                 -              -         (371)
Cash dividends, Class A common stock ($.16 per share)                  (4,883)                 -              -       (4,883)
Cash dividends, Class B common stock ($.06 per share)                    (752)                 -              -         (752)
Net earnings                                                           (9,911)                 -              -       (9,911)
                                                                     ------------     ------------       --------     -------

BALANCE, JAN. 28, 1995                                                240,919             (1,553)          (507)     481,273

Restricted stock awards earned                                              -                642              -          642
Exercise of stock options including income tax benefit                      -                  -              -           74
Conversions from Class B to Class A common stock                            -                  -              -            -
Purchase of treasury stock (17,315 Class A common shares)                   -                  -           (118)        (125)
Adjustment to fair value of marketable securities                         435                  -              -          435
Cash dividends, Class A common stock ($.12 per share)                  (3,698)                 -              -       (3,698)
Cash dividends, Class B common stock ($.05 per share)                    (550)                 -              -         (550)
Net earnings                                                            3,901                  -              -        3,901
                                                                    ------------     ------------       --------     -------

BALANCE, OCTOBER 28, 1995 (UNAUDITED)                                $241,007           $  (911)        $ (625)    $481,952
                                                                    ============     ============       ========    ========

See notes to consolidated financial statements.



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